Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL RESULTS

4Q19 Sales of $327 million, down 16% versus prior year
4Q19 EPS loss of $0.08 - includes $25 million pre-tax income impact of planned turnaround
4Q19 Cash Flow from Operations of $20 million, down $26 million versus prior year
Continued strategic investments in high-return growth and cost savings projects
Awarded 2020 Gold Rating for corporate social responsibility from EcoVadis

Parsippany, N.J., February 21, 2020 - AdvanSix (NYSE: ASIX) today announced its financial results for the fourth quarter and full year ending December 31, 2019. Overall, the Company continued to execute its strategic priorities in a challenging end market environment.
Fourth Quarter 2019 Results
•Sales down approximately 16% versus prior year, including approximately 8% lower raw material pass-through pricing, 4% unfavorable impact of market-based pricing, and 4% lower volume
•Net Loss of ($2.1) million, a decrease of $22.9 million versus the prior year
•EBITDA of $12.7 million, a decrease of $30.0 million versus the prior year
•4Q19 planned plant turnaround safely completed on time and on budget - approximately $25 million unfavorable pre-tax income impact
•Cash Flow from Operations of $19.8 million, a decrease of $25.8 million versus the prior year
•Capital Expenditures of $43.9 million, an increase of $7.4 million versus the prior year
•Free Cash Flow of ($24.1) million, a decrease of $33.2 million versus the prior year

Summary fourth quarter 2019 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	4Q 2019	4Q 2018
Sales	$326,650	$386,634
Net Income (Loss)	(2,094)	20,761
Diluted Earnings (Loss) Per Share	($0.08)	$0.68
EBITDA (1)	12,749	42,762
EBITDA Margin % (1)	3.9%	11.1%
Cash Flow from Operations	19,849	45,650
Free Cash Flow (1)(2)	(24,087)	9,085
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

“The end market environment as we exited 2019 remained challenging. Despite the global slowdown in demand, we continue to benefit from our low-cost position and are focused on executing against our strategic priorities including safe, stable and sustainable operations, differentiated product growth and disciplined capital allocation," said Erin Kane, president and CEO of AdvanSix. "Last year saw several strategic investments for AdvanSix that will position the company for long-term success. We brought onstream our new natural gas boilers, created a strategic alliance with Oben Group and closed down our Pottsville films manufacturing, invested in relocating and upgrading our R&D lab, led successful anti-dumping petitions against acetone imports, and repurchased $62 million of shares during the year."

Sales of $326.7 million decreased approximately 16% versus the prior year. Pricing overall decreased 12% versus the prior year, including an 8% unfavorable impact from raw material pass-through pricing following cost decreases in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was unfavorable by approximately 4% compared to the prior year reflecting challenging end market conditions in our nylon and caprolactam product lines. Sales volume in the quarter decreased 4% versus the prior year primarily due to unfavorable mix across our nylon and ammonium sulfate product lines, and the planned plant turnaround in the fourth quarter of 2019.

Sales by product line represented the following approximate percentage of our total sales:

	4Q 2019	4Q 2018	FY 2019	FY 2018
Nylon	25%	27%	27%	28%
Caprolactam	21%	21%	22%	19%
Ammonium Sulfate Fertilizers	23%	21%	23%	20%
Chemical Intermediates	31%	31%	28%	33%

EBITDA of $12.7 million in the quarter decreased $30.0 million versus the prior year primarily due to the unfavorable impact of planned plant turnarounds (approximately $25 million), the unfavorable impact of market-based pricing driven by challenging nylon industry dynamics, and lower volume, partially offset by lower raw material costs including natural gas and sulfur and an approximately $6 million charge to bad debt expense in the prior year period. Fourth quarter 2019 results also include an approximately $6 million unfavorable impact from increased raw material and logistics costs related to the Philadelphia Energy Solutions (PES) supplier plant disruption and shutdown.

Earnings per share decreased $0.76 versus the prior year to a loss of ($0.08) in the quarter driven by the factors discussed above.

Cash flow from operations of $19.8 million in the quarter decreased $25.8 million versus the prior year primarily due to lower net income. Capital expenditures of $43.9 million in the quarter increased $7.4 million versus the prior year primarily due to the continued execution of high-return growth and cost savings projects and an increase in maintenance capital expenditures associated with the timing of 2020 planned plant turnarounds.

Full Year 2019 Results
•Sales down 14.4% versus prior year, including 9.7% lower raw material pass-through pricing, 3.6% lower volume, and 1.1% unfavorable impact of market-based pricing
•Net Income of $41.3 million, a decrease of $24.9 million versus the prior year
•EBITDA of $115.6 million, a decrease of $30.9 million versus the prior year
•Cash Flow from Operations of $120.4 million, a decrease of $53.0 million versus the prior year
•Capital Expenditures of $150.3 million, an increase of $41.1 million versus the prior year
•Free Cash Flow of ($29.9) million, a decrease of $94.1 million versus the prior year
•Repurchased 2,298,407 shares for approximately $62 million

Summary full year 2019 financial results for the Company are included below:

($ in Thousands, Except Earnings Per Share)	FY 2019	FY 2018
Sales	$1,297,393	$1,514,984
Net Income	41,347	66,244
Diluted Earnings Per Share	$1.43	$2.14
EBITDA (1)	115,628	146,493
EBITDA Margin % (1)	8.9%	9.7%
Cash Flow from Operations	120,385	173,385
Free Cash Flow (1)(2)	(29,937)	64,170
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Outlook
•Expect challenging nylon industry conditions to continue in near-term
•Expect mixed ammonium sulfate fertilizer environment to continue through 2020 planting season
•Expect acetone industry pricing to stabilize with improved supply and demand balance
•Continue to expect an unfavorable impact to pre-tax income, as a result of PES supplier disruption and shutdown, of $10 to $15 million in 2020, an increase of $0 to $5 million versus 2019
•Expect Capital Expenditures to be $90 to $100 million in 2020, a decrease of $50 to $60 million versus 2019
•Continue to expect pre-tax income impact of planned plant turnarounds to be $33 to $38 million in 2020 versus approximately $35 million in 2019

"We continue to plan conservatively in the near term. Our key levers to drive the best possible outcomes and long-term value creation have not changed despite operating in what has been a more broadly challenging global demand environment for our product lines. We are positioning the Company for long-term performance through improved operational efficiency, enhancement of our growth capabilities, and smart and disciplined investments in the business to drive higher returns,” added Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (334) 323-0501 (domestic) or (800) 353-6461 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s fourth quarter 2019 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on February 21 until 12 noon ET on February 28 by dialing (719) 457-0820 (domestic) or (888) 203-1112 (international). The access code is 8690781.

About AdvanSix
AdvanSix is a leading manufacturer of Nylon 6, a polymer resin which is a synthetic material used by our customers to produce fibers, filaments, engineered plastics and films that, in turn, are used in such end-products as carpets, automotive and electronic components, sports apparel, food packaging and other industrial applications. As a result of our backward integration and the configuration of our manufacturing facilities, we also sell caprolactam, ammonium sulfate fertilizer, acetone and other intermediate chemicals, all of which are produced as part of our integrated manufacturing value chain. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words like "expect," "anticipate," "estimate," “outlook”, "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" or other variations or similar terminology. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, and natural disasters; price fluctuations and supply of raw materials; our operations and growth projects requiring substantial capital; general economic and financial conditions in the U.S. and globally; growth rates and cyclicality of the industries we serve including global changes in supply and demand; risks associated with our indebtedness including with respect to restrictive covenants; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties; cybersecurity and data privacy incidents; failure to maintain effective internal controls; disruptions in transportation and logistics; our inability to achieve some or all of the anticipated benefits of our spin-off including uncertainty regarding qualification for expected tax treatment; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	December 31, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$7,050	$9,808
Accounts and other receivables – net	106,660	160,266
Inventories – net	171,710	137,182
Other current assets	5,117	3,807
Total current assets	290,537	311,063

Property, plant and equipment – net	755,881	672,210
Operating lease right-of-use assets	135,985	—
Goodwill	15,005	15,005
Other assets	38,561	36,348
Total assets	$1,235,969	$1,034,626

LIABILITIES
Current liabilities:
Accounts payable	$205,911	$231,720
Accrued liabilities	28,114	30,448
Operating lease liabilities – short-term	38,005	—
Deferred income and customer advances	19,696	22,556
Total current liabilities	291,726	284,724

Deferred income taxes	110,071	103,783
Operating lease liabilities – long-term	98,347	—
Line of credit – long-term	297,000	200,000
Postretirement benefit obligations	32,410	21,080
Other liabilities	5,537	4,701
Total liabilities	835,091	614,288

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 31,423,898 shares issued and 27,914,777 outstanding at December 31, 2019; 30,555,715 shares issued and 29,345,001 outstanding at December 31, 2018	314	306
Preferred stock, par value $0.01; 50,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2019 and 2018	—	—
Treasury stock at par (3,509,121 shares at December 31, 2019; 1,210,714 shares at December 31, 2018)	(35)	(12)
Additional paid-in capital	180,884	234,699
Retained earnings	229,166	187,819
Accumulated other comprehensive loss	(9,451)	(2,474)
Total stockholders' equity	400,878	420,338
Total liabilities and stockholders' equity	$1,235,969	$1,034,626

AdvanSix Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Sales	$326,650	$386,634	$1,297,393	$1,514,984

Costs, expenses and other:
Costs of goods sold	311,790	332,785	1,161,921	1,340,497
Selling, general and administrative expenses	16,692	26,035	75,375	81,224
Other non-operating expense, net	1,878	914	6,749	7,495
Total costs, expenses and other	330,360	359,734	1,244,045	1,429,216

Income (loss) before taxes	(3,710)	26,900	53,348	85,768
Income tax expense (benefit)	(1,616)	6,139	12,001	19,524
Net income (loss)	$(2,094)	$20,761	$41,347	$66,244

Earnings (loss) per common share
Basic	$(0.08)	$0.70	$1.47	$2.20
Diluted	$(0.08)	$0.68	$1.43	$2.14

Weighted average common shares outstanding
Basic	27,913,171	29,567,228	28,122,288	30,172,050
Diluted	27,913,171	30,350,892	28,898,836	30,978,291

AdvanSix Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	$(2,094)	$20,761	$41,347	$66,244
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	14,732	14,328	56,826	53,233
Loss on disposal of assets	223	432	5,190	1,992
Deferred income taxes	(707)	742	8,442	9,558
Stock based compensation	774	2,625	8,349	10,131
Accretion of deferred financing fees	107	106	427	1,802
Restructuring charges	(1,603)	—	11,020	—
Changes in assets and liabilities:
Accounts and other receivables	2,540	(11,166)	53,676	35,712
Inventories	(8,828)	(22,156)	(35,567)	(7,974)
Accounts payable	(7,489)	12,955	(20,333)	2,280
Accrued liabilities	(91)	3,592	(4,561)	(6,111)
Deferred income and customer advances	17,748	20,261	(2,860)	5,362
Other assets and liabilities	4,537	3,170	(1,571)	1,156
Net cash provided by operating activities	19,849	45,650	120,385	173,385

Cash flows from investing activities:
Expenditures for property, plant and equipment	(43,936)	(36,565)	(150,322)	(109,215)
Other investing activities	(600)	(1,320)	(2,803)	(2,976)
Net cash used for investing activities	(44,536)	(37,885)	(153,125)	(112,191)

Cash flows from financing activities:
Payments of long-term debt	—	—	—	(266,625)
Borrowings from line of credit	102,500	60,500	419,250	345,000
Payments of line of credit	(71,500)	(60,500)	(322,250)	(145,000)
Payment of line of credit facility fees	—	1	—	(1,361)
Principal payments of finance leases	(183)	(83)	(4,839)	(308)
Purchase of treasury stock	(9,129)	(18,081)	(62,196)	(38,524)
Issuance of common stock	1	—	17	—
Net cash provided by (used for) financing activities	21,689	(18,163)	29,982	(106,818)

Net change in cash and cash equivalents	(2,998)	(10,398)	(2,758)	(45,624)
Cash and cash equivalents at beginning of year	10,048	20,206	9,808	55,432
Cash and cash equivalents at the end of year	$7,050	$9,808	$7,050	$9,808

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$21,594	$27,258

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net cash provided by operating activities	$19,849	$45,650	$120,385	$173,385
Expenditures for property, plant and equipment	(43,936)	(36,565)	(150,322)	(109,215)
Free cash flow (1)	$(24,087)	$9,085	$(29,937)	$64,170

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$(2,094)	$20,761	$41,347	$66,244
Interest expense, net	1,727	1,534	5,454	7,492
Income tax expense (benefit)	(1,616)	6,139	12,001	19,524
Depreciation and amortization	14,732	14,328	56,826	53,233
EBITDA (2)	$12,749	$42,762	$115,628	$146,493
One-time Pottsville restructuring charges (3)	(1,603)	—	11,020	—
EBITDA excluding one-time Pottsville restructuring charges	$11,146	$42,762	$126,648	$146,493

Sales	$326,650	$386,634	$1,297,393	$1,514,984

EBITDA margin (4)	3.9%	11.1%	8.9%	9.7%

EBITDA margin excluding one-time Pottsville restructuring charges	3.4%	11.1%	9.8%	9.7%

(2) EBITDA is a non-GAAP measure defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) One-time Pottsville restructuring charges reflect the closure of the Company's Pottsville, Pennsylvania films plant
(4) EBITDA margin is defined as EBITDA divided by Sales

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (5)

	1Q	2Q	3Q	4Q	FY
2017	—	~$10	~$4	~$20	~$34
2018	~$2	~$10	~$30	—	~$42
2019	—	~$5	~$5	~$25	~$35
2020E	~$5	$25-$30	—	~$3	$33-$38

(5) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company